EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ibhas Technologies, Inc.
Vancouver BC, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on to Form SB-2 of our report dated May 28, 2002, relating to the financial statements of Ibhas Technologies, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Malone & Bailey, PLLC

Houston, Texas
May 31, 2002